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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2001, with respect to the financial statements of Integ Incorporated included in the Current Report on Form 8-K/A of Inverness Medical Technology, Inc. dated April 9, 2001 and incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-4 of Johnson & Johnson and the related proxy statement/prospectus included therein.

                                          /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
September 18, 2001